Exhibit 10.9

     SPONSOR AGREEMENT, dated as of August 1, 1968, among the sponsors of VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation, namely: Central Vermont Public Service Corporation, Green Mountain Power Corporation, New England Power Company, The Connecticut Light and Power Company, Central Maine Power Company, Public Service Company of New Hampshire, The Hartford Electric Light Company, Montaup Electric Company, Western Massachusetts Electric Company and Cambridge Electric Light Company (collectively called the "Sponsors").

     It is agreed as follows:

1.   Relationship Among the Parties

     Vermont Yankee has been organized to provide a supply of power to the Sponsors by the construction of a nuclear electric generating unit of the boiling water type, which is being designed to have a maximum net capability of approximately 540 megawatts electric, at a site adjacent to the Connecticut River at Vernon, Vermont (the unit being herein, together with the site and all related facilities to be owned by Vermont Yankee, referred to as the "Unit"). Construction of the Unit is being carried out under contracts with General Electric Company and Ebasco Services Incorporated.

     By separate power contracts (the "Power Contract") and capital funds agreements (the "Capital Funds Agreement"), all dated as of February 1, 1968, Vermont Yankee has agreed to sell the entire output of the Unit to the Sponsors and the Sponsors have agreed to purchase the output and to provide Vermont Yankee with necessary capital funds. The respective percentages of the capacity and output of the Unit to be purchased by the Sponsors will be the same as their respective percentages of stock ownership (exclusive of directors' qualifying shares) and as of the date of this Agreement are as follows:

                                                      Stock
               Sponsors                             Percentage

     Central Vermont Public Service Corporation        35.0%
     Green Mountain Power Corporation                  20.0%
     New England Power Company                         20.0%
     The Connecticut Light and Power Company            6.0%
     Central Maine Power Company                        4.0%
     Public Service Company of New Hampshire            4.0%
     The Hartford Electric Light Company                3.5%
     Western Massachusetts Electric Company             2.5%
     Montaup Electric Company                           2.5%
     Cambridge Electric Light Company                   2.5%

2.   Unanimous Consent to Certain Matters

     The Sponsors will not cause or permit Vermont Yankee to take any of the following actions unless all of the Sponsors consent thereto, by vote or otherwise:

     (a) the amendment in any material respect of any of the Power Contracts or Capital Funds Agreements;

     (b) participation by Vermont Yankee, to a material extent, in any business other than the generation and sale of electric power; and

     (c) the construction by Vermont Yankee of an additional generating unit or units at the Vernon site or elsewhere.

However, the amendment of particular Power Contracts and Capital Funds Agreements to effect changes in entitlement and stock percentages of the Sponsors shall not constitute such a material amendment, if, after the amendment, the sum of the entitlement percentages of all Sponsors under all Power Contracts then in force, and the sum of the stock percentages of all Sponsors under all Capital Funds Agreements then in force, continues to be 100%.

3.   Power Entitlement Upon Failure to Provide Additional Capital

     If, as the result of any Sponsor's failure to provide capital to Vermont Yankee as requested by Vermont Yankee pursuant to Sections 4 or 6 of such Sponsor's Capital Funds Agreement, such Sponsor's entitlement percentage under its Power Contract is in excess of its "capital percentage" (as hereinafter defined), then, in such event and so long as such condition continues, such Sponsor shall, if requested to do so by Sponsors whose respective entitlement percentages are less than their respective capital percentages, enter into appropriate arrangements to sell to such Sponsors at its cost some or all, as such Sponsors may from time to time determine, of its "excess power" (as hereinafter defined).

     For the purposes of this Section, (i) a Sponsor's "capital percentage" as of any time shall be the percentage which the aggregate amount (whether paid with respect to the Common Stock or by loans or advances) paid to Vermont Yankee by the Sponsor under its Capital Funds Agreement bears to the aggregate amount paid to Vermont Yankee by all of the Sponsors under the Capital Funds Agreements, and (ii) a Sponsor's "excess power" as of any time shall be that amount of Vermont Yankee's capacity and net electric output determined by subtracting such Sponsor's then capital percentage of such capacity and output from such Sponsor's entitlement percentage of such capacity and output.

4.   Cancellation of Power Contracts and Capital Funds Agreements

     If at any time:

     (a) Sponsors owning more than 50% of Vermont Yankee's outstanding Common Stock have canceled their Power Contracts, pursuant to Section 9 thereof, because either (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power, or
(iii) the Unit cannot be used because of contamination, or because a necessary license or other necessary public authorization cannot be obtained or is revoked, or because the utilization of such a license or authorization is made subject to specified conditions which are not met, and the situation cannot be rectified to an extent which will permit Vermont Yankee to make deliveries to the Sponsors from the Unit, and

     (b) Vermont Yankee has paid in full, or made adequate provision for the payment in full of, all its outstanding bonds and notes and other indebtedness and liabilities, other than its indebtedness to Sponsors for loans and advances made pursuant to Section 6 of the Capital Funds Agreements, then, and in such case, upon the request of any Sponsor who has theretofore canceled its Power Contract, the Sponsors whose Power Contracts are still in effect will forthwith cancel their respective Power Contracts pursuant to Section 9 thereof.

     After the events described in (a) and (b) above have occurred, it is agreed that the Capital Funds Agreement between Vermont Yankee and each Sponsor shall terminate concurrently with the cancellation of the Power Contract between said parties and the Sponsors agree to cause Vermont Yankee to take all action necessary to accomplish such termination.

5.   Arbitration

     In case any dispute shall arise as to the interpretation or performance of this Agreement which cannot be settled by mutual agreement, such dispute shall be submitted to arbitration. The disputing parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either disputing party to the other of a written notice requesting arbitration, either disputing party may request the American Arbitration Association to appoint the arbitrator. The arbitrator, after opportunity for each of the disputing parties to be heard, shall consider and decide the dispute and notify the disputing parties in writing of his decision. Such decision shall be binding upon the disputing parties, and the expenses of the arbitration shall be borne equally by them.

6.   Interpretation

     The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Vermont.

7.   Addresses

     Except as the parties may otherwise agree, any notice, request or other communication from a party to any other party, relating to this Agreement, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered upon the lapse of 48 hours after mailing by registered or certified mail, postage prepaid, to the respective post office address of the other party shown following the signature of such other party hereto, or such other post office address as may be designated by written notice given as provided in this Section 7.

8.   Successors and Assigns

     This Agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the corporate successors of the parties. No assignment of this Agreement, other than to a corporate successor to all or substantially all the electric business and property of a party, shall operate to relieve the assignor of its obligations under this Agreement without the written consent of the remaining parties hereto.

9.   Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as counterparts thereof have been executed by each of the parties and it shall not be a condition to its effectiveness that each of the parties have executed the same counterpart.

     IN WITNESS WHEREOF, the undersigned parties have executed this Sponsor Agreement by their respective officers thereunto duly authorized as of the date first above written.


CENTRAL VERMONT PUBLIC SERVICE CORPORATION
     77 Grove Street
     Rutland, Vermont

By   L. Douglas Meredith
     President

GREEN MOUNTAIN POWER CORPORATION
     1 Main Street
     Burlington, Vermont

By   Glen M. McKibben
     President

NEW ENGLAND POWER COMPANY
     441 Stuart Street
     Boston, Massachusetts 02116

By   Robert F. Krause
     President

THE CONNECTICUT LIGHT AND POWER COMPANY
     P.O. Box 2010
     Hartford, Connecticut 06101

By   Sherman R. Knapp
     Chairman

CENTRAL MAINE POWER COMPANY
     9 Green Street
     Augusta, Maine 04330

By   W. H. Dunham
     President

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
     1037 Elm Street
     Manchester, New Hampshire

By   W. C. Tallman
     President

THE HARTFORD ELECTRIC LIGHT COMPANY
     P.O. Box 2370
     Hartford, Connecticut 06101

By   Joseph R. McCormick
     President

WESTERN MASSACHUSETTS ELECTRIC COMPANY
     174 Brush Hill Avenue
     West Springfield, Massachusetts 01089

By   Robert E. Barrett, Jr.
     President

MONTAUP ELECTRIC COMPANY
     P.O. Box 2333
     Boston, Massachusetts 02107

By   R. F. Dinnie
     Vice President

CAMBRIDGE ELECTRIC LIGHT COMPANY
     130 Austin Street
     Cambridge, Massachusetts 02133

By   John F. Rich
     President